                                                                      EXHIBIT 99


                                 PROMISSORY NOTE

August 14, 1998                 Las Vegas, Nevada                      $3,000.00

On or before August 13, 1999, MOJAVE SOUTHERN, INC., a Nevada Corporation, (hereinafter called "the Debtor"), for value received, hereby promises to pay to COMBINED PROFESSIONAL SERVICES, INC., a Nevada Corporation, (hereinafter called "the Lender"), at Las Vegas, Nevada, or such other place as may be designated by the Lender by notice in writing to the Debtor, the principal sum of three thousand dollars ($3,000.00), plus interest on the unpaid principal thereof from the date hereof until paid at the rate of eight percent (8%) per annum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Promissory Note is subject to the following additional terms and conditions.

1. This Promissory Note is issued in accordance with the following exemptions from registration: (a) The exemption or exemptions from registration under the Securities and Exchange Act of 1933, as amended (hereinafter called "the Act"), under Section 3(b) and/or 4(2) of the Act and/or Rule 504 of Regulation D (hereinafter called "Regulation D") promulgated thereunder by the United States Securities and Exchange Commission (hereinafter called "the Commission") and/or
Section 4(6) of the Act; and (b) the exemption from registration provided by Subsection 11 of Section 90.530 of the Nevada Revised Statutes. The Lender, by acceptance hereof, takes this Promissory Note with a view toward investment and not with a view toward distribution. No transfer of this Promissory Note will be made without the opinion of counsel for the Lender that any further transfers are made in accordance with applicable law.

2. Should it be necessary to employ an attorney to collect this Promissory Note, the Debtor agrees to pay the Lender its reasonable attorneys fees.

3. The Lender waives demand and presentment for payment, notice of protest and notice of nonpayment or dishonor of this Promissory Note, and each consents to all extensions of the time of payment thereof.

4. The Lender, at its option, may take extensions of time for the payment of the indebtedness evidenced by this Promissory Note, or reduce the payment thereon, or accept a renewal note or notes therefore, all without notice, and the Debtor hereby consents to any such extensions, reductions, or renewals, all without notice, and agrees that any such action shall not release it from liability hereunder.

IN WITNESS WHEREOF the Debtor has executed this Promissory Note as of the 14th day of August, 1998.

                                             MOJAVE SOUTHERN, INC.

                                             By: Vivian Nehls, President